Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580                          FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294             TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Annual Report on Form 10-K for the year ended December 31, 2014, of Freeport-McMoRan Inc., including the Notes to the Consolidated Financial Statements included in such Form 10-K, to all references to our firm name and to our reserve reports prepared for Freeport-McMoRan Inc. and its subsidiaries (collectively the “Company”) relating to the estimated quantities of certain of the Company’s proved and probable reserves of oil and gas and present values thereof as of December 31, 2014. We also hereby consent to the incorporation by reference of such reports in the Registration Statements on Forms S-8 (333-85803, 333-105535, 333-115292, 333-136084, 333-141358, 333-147413 and 333-189047) of the Company.

Ryder Scott Company, L.P.

By:     /s/ Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 27, 2015

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799          FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147         FAX (303) 623-4258